UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

CORPORATE RESOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30734	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway, 11th Floor, New York, NY	10038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 24, 2010, Corporate Resource Development Inc. (“CRD”), a Delaware corporation and a wholly-owned subsidiary of Corporate Resource Services, Inc. (the “Company”), entered into a Foreclosure and Asset Purchase Agreement (the “Acquisition Agreement”) with Rosenthal & Rosenthal, Inc., a New York corporation (“Rosenthal”), GT Systems Inc., a New York corporation (“GT”) and certain of GT’s operating affiliates (collectively with GT, “GT Entities”), Eric Goldstein, an individual (“Goldstein”), Tri-State Employment Services, Inc., a Nevada corporation (“Tri-State”) and the Company.  Upon the effectiveness of the Acquisition Agreement, Rosenthal will foreclose on certain assets (the “Assets”) of the GT Entities’ business related to the temporary and permanent placement of employees, and sell the Assets to CRD in a secured creditor’s private sale under Article 9 of the Uniform Commercial Code, for $3,000,000 in cash (the “Purchase Price”).  In connection with the purchase of the Assets, CRD is also assuming certain specified liabilities of the GT Entities, and the Company and Tri-State have agreed to guarantee the obligations of CRD under the Acquisition Agreement.  Pursuant to the Acquisition Agreement, the completion of the purchase of the Assets is to be effected on a date (the “Closing Date”) on or before April 5, 2010, subject to certain customary closing conditions.

The Purchase Price is to be paid as follows: (i) $750,000 on the Closing Date, (ii) $1,000,000 in four installments of $250,000 payable three, six, nine and twelve months after the Closing Date, and (iii) thereafter, monthly payments of 0.75% of the gross sales of the business related to the Assets, until the earlier to occur of the Purchase Price being paid in full or the third anniversary of the Closing Date, upon which any balance of the Purchase Price will be payable.

In connection with the Company’s guarantee of the Purchase Price, shares of the Company’s common stock (the “Shares”) are being issued to Rosenthal.  The number of Shares to be issued will be equivalent to $2,250,000 based upon the 30-day volume-weighted average price of the Common Stock prior to the Closing Date.  The Shares will be held in escrow and will be subject to a Stock Repurchase Agreement  to be entered into on the Closing Date by the Company and Rosenthal, pursuant to which the Company will have the right to repurchase some or all of the Shares as the Purchase Price is paid.

The Agreement contains customary representations and warranties relating to the Assets and covenants relating to the purchase. In addition, Rosenthal and the GT Entities have agreed to indemnify CRD for certain liabilities related to the Assets arising prior to the close of the purchase and sale.

Item 8.01     Other Events.

On March 29, 2010, CRS issued a press release announcing the acquisition of the Assets.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Corporate Resource Services, Inc. Press Release, dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

(Registrant)

	By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Date: March 30, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Corporate Resource Services, Inc. Press Release, dated March 29, 2010.